Exhibit (10) (i) 85


                          AMENDMENT IV TO THE AGREEMENT
                        FOR THE SALE AND PURCHASE OF COAL


            THIS AMENDMENT ("AMENDMENT"), dated as of December 29, 2000 TO THAT AGREEMENT ("AGREEMENT") FOR THE SALE AND PURCHASE OF COAL made and entered into as of the 1st day of December 1996 and as AMENDED ("AMENDMENT I") ON November 1, 1997 and ("AMENDMENT II") ON November 1, 1998 and as AMENDED ("Amendment III") on November 1, 1999 and between CENTRAL HUDSON GAS & ELECTRIC CORPORATION, (herein-after referred to as "BUYER") and INTER-AMERICAN COAL N.V., (hereinafter referred to as "PRODUCER") and INTER-AMERICAN COAL, INC., (hereinafter referred to as "SALES AGENT"). PRODUCER and SALES AGENT are hereinafter collectively referred to as "SELLER".

                                   WITNESSETH:

            WHEREAS, Article VI of Amendment III of the AGREEMENT provides that beginning July 1, 2000, BUYER and SELLER shall commence good faith negotiations with respect to the price of coal for the next Contract Year; and

            WHEREAS, notice was duly given and BUYER and SELLER entered into good faith negotiations; and

            WHEREAS, after completion of good faith negotiations, BUYER and SELLER desire to amend the AGREEMENT to provide for the pricing of coal and certain other AGREEMENT provisions;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

            ARTICLE II (TERM OF AGREEMENT), ARTICLE IV (SPECIFICATION & QUALITY & WEIGHT), ARTICLE VI (BASE PRICE) and ARTICLE VII (ADJUSTMENT IN PRICE FOR QUALITY) of the AGREEMENT shall be respectively amended in their entirety and
ARTICLE III (DELIVERIES) of the AGREEMENT shall be amended as indicated, all to read as follows:

                                   ARTICLE II
                                TERM OF AGREEMENT

            The Term of this AGREEMENT shall be for the period commencing January 1, 1997 and continuing until midnight, December 31, 2002, unless sooner terminated as provided for herein. This AGREEMENT shall terminate automatically, without further obligation or liability to either party, except for payments for coal delivered, at the end of the Term.

                                   ARTICLE III
                                   DELIVERIES

            Section 1. QUANTITIES/DELIVERY SCHEDULE: Except for as provided for below, the quantity of coal sold and purchased hereunder shall be a Firm tonnage of XXX,XXX Metric Tons (+ or - 10%) per year. In addition, there will be up to XX,XXX Metric Tons (+ or - 10%) per year called Incremental Tonnage which will be sold and purchased hereunder provided that Buyer requires the coal and provides notice that an Incremental Vessel will be taken when scheduling deliveries for a calendar quarter. In addition, Buyer will provide notice by July 1, 2001 that the XXXXX (X) Incremental Vessel will be required sometime during the remainder of the year. The XXXXXXX (X), XXXXXXXXX (XX) and XXXXXXXXX
(XX) vessels will be Incremental Vessels subject to the provisions herein. Incremental Tonnage will be priced at the Base Price as provided in Article VI. One of the XXX (X) firm Supplemental Coal vessels (see Article VI herein) shall be scheduled in the first half of the year and the XXXXXX vessel shall be scheduled in the last six months of the year.

       The Sales Agent/Seller will assume that one Vessel per month of a nominal XX,XXX Metric Tons (+ or - 10%) will be shipped under this Agreement. Seller will not be required to ship more than two Vessels in any one month.

            On or before the first day of the Notice Month, Buyer will provide to Seller the fifteen (15) day delivery window for each Vessel for the following quarter as well as notice of acceptance of an Incremental Vessel if one falls in the quarter. On the first working day of each month of the quarter or fifteen
(15) days prior to each Vessel's ETA, whichever is sooner, the lay days will be reduced to a ten (10) day window and fifteen (15) days prior to ETA the lay days will be reduced to a seven (7) day window. Vessel's ETA will be narrowed by the Vessel owner.

            The Seller reserves the right to re-offer any unshipped Incremental Tonnage to the Buyer at another time in the ensuing twelve (12) months (commencing with the quarter during which the unshipped Incremental Tonnage would otherwise have been shipped) at the Base Price. In each such instance, Buyer will then have the option to accept that Incremental Tonnage or permanently cancel that Incremental Tonnage.

            Section 3. DELIVERY SCHEDULE LIMITATIONS: Both Firm and Incremental Tonnage can be delivered during the same quarter, but Seller will not be obligated to deliver more than XXXX (X) XX,XXX Metric Ton shipments of coal during any one quarter, unless otherwise mutually agreed. There will be a minimum of fifteen (15) calendar days between shipment releases from the Load Port unless otherwise mutually agreed.

            Section 9.1 VESSEL FAILURE TO DISCHARGE AT MINIMUM RATE: Seller's Vessel shall offload cargo at a minimum rate of XXX Metric (XXX Short) Tons per hour. Buyer and Seller shall negotiate an acceptable allowance should a vessel fail to meet this minimum discharge rate.

                                   ARTICLE IV
                        SPECIFICATION & QUALITY & WEIGHT

            Section 1. ORIGIN: The coal shall be from the Producer's operations as per the component blends indicated and meet the specifications as per Attachment I:

                                         Blend A     Blend B
                Santander                 XX%          XX%
                Tachira                   XX%          XX%
                Mina Norte                XX%          XX%

            BUYER and SELLER agree that SELLER's Norte de Santander (Santander) coal shall be the primary component (XX% minimum) for each shipment under this agreement. Tachira coal shall be the secondary component (XX% maximum). Blend A above will be shipped unless another blend (B or other) is mutually agreed. The prices for coal shipped as provided in Article VI will prevail provided the secondary coal is limited to a annual maximum of XX% of the two coal blend. Higher percentages of Santander in blend A will command the same price per short ton. If the secondary component of annual coal loadings exceeds XX%, Seller will refund Buyer the difference between the actual weighted annual component price times the tonnage shipped and actual charges for the same tonnage. Individual coal loadings with greater than XX% of the secondary component or those using a three coal blend that results in a lower price per net ton using the weighted component price per MMBtu (See Attachment III) will be so priced provided the cargo is accepted by Central Hudson. Any coal loadings so priced shall be excluded from the annual determination of the percentage of secondary coal component.

            The three incremental cargoes will be priced in accordance with the contract provisions for incremental tonnage which will be subject to adjustment as provided above if the secondary coal is greater than XX%. Mutually agreed shipments of coal blends not provided herein shall be priced at the weighted component price per MMBtu or as mutually agreed between Buyer and Seller.

                                   ARTICLE VI
                                   BASE PRICE

            Section 1. The Base Price in Contract Year 2001 for XXXXXXXX (XX) coal shipments (XX firm plus X incremental - totaling approximately XXX,XXX metric tons) shipped under the terms of this Agreement will be $XX.XX DES per NT for Blend A and Blend B.

            Subsequent to the completion of negotiations, Buyer requested and Seller agreed to XXXXX (X) additional coal shipments (Supplemental Coal) in 2001 (X firm plus X incremental - totaling approximately XX,XXX metric tons). These will be priced at $ XX.XX DES per net ton for Blend A and Blend B.

            Buyer has requested and Seller has agreed to ship Blend A in contract year 2001 however Seller reserves the option to ship Blend B in the event that coal stocks or vessel availability make Blend A untenable.

            Section 2. On or before July 1, 2001, Buyer and Seller will enter into negotiations to fix the Base Price for coal delivered hereunder for the ensuing year. Seller has agreed to negotiate a Master Purchase Agreement (MPA) with Dynegy Inc., which will assume Buyer's rights under this contract in early 2001. This Agreement will terminate on December 31, 2001, if negotiations for the following year have not been completed by September 1.

                                   ARTICLE VII
                         ADJUSTMENT IN PRICE FOR QUALITY

            Section 1. BTU VALUE: The Price to be paid to Seller by Buyer is based upon coal with XX,XXX BTU/LB heat content (As Received BTU Value) for each net ton of coal in each shipment. The BTU Value of the coal sold hereunder may vary, and the Price for such coal shall be adjusted to compensate for variations in BTU Value, as described below.

            Section 2. ADJUSTMENT FOR BTU VALUE: If the BTU Value of the coal shipment is between XX,XXX BTU/LB and XX,XXX BTU/LB (inclusive), there will be no adjustment for BTU Value variation. If the BTU Value is less than XX,XXX BTU/LB or greater than XX,XXX BTU/LB, the Price for a shipment shall be adjusted, based upon variations from XX,XXX and XX,XXX BTU/LB BTU Value, as follows:
            [a] For a coal shipment with a BTU Value greater than XX,XXX BTU/LB, a premium shall be paid by Buyer to Seller at the rate of $X.XX per 100 BTU/LB, fractions pro rata above XX,XXX BTU/LB;

            [b] For a coal shipment with a BTU Value less than XX,XXX BTU/LB , a penalty shall be deducted from the Price at the rate of $X.XX per 100 BTU/LB, fractions pro rata below XX,XXX BTU/LB;

            Section 3. ADJUSTMENT FOR ASH VALUE: The Price to be paid to Seller by Buyer is based upon coal with an ash content (Ash Value) of XXX percent (X%) by weight of the "as received" analysis of the coal. If the Ash Value is between XXX percent and XXX percent, there will be no adjustment for Ash Value. If the Ash Value is less than X.X%, then a premium of $.XXX per net ton shall be paid to Seller for each .X% Ash Value variation below X.X%. If the Ash Value is greater than X.X%, then a penalty of $X.XXX per net ton shall be deducted from the Price for each .X% Ash Value variation in excess of X.X%.

            IN WITNESS WHEREOF, each party hereto has caused this AGREEMENT to be executed in its behalf by its proper officer thereunder duly authorized, all as of the day and year first above written.


BUYER:            CENTRAL HUDSON GAS & ELECTRIC CORPORATION


BY:                           /s/ ARTHUR R. UPRIGHT
             ------------------------------------------------------
                                Arthur R. Upright
                              Senior Vice President
              Regulatory Affairs, Financial Planning and Accounting


PRODUCER:         INTER-AMERICAN COAL N.V.


BY:                      /s/ MARCEL L. J. VAN DEN BERG
             ------------------------------------------------------
                            Marcel L. J. van den Berg
                      President and Chief Executive Officer


SALES AGENT:      INTER-AMERICAN COAL, INC.


BY:                      /s/ MARCEL L. J. VAN DEN BERG
             ------------------------------------------------------
                            Marcel L. J. van den Berg
                                    President

                                 Attachment III


Base Prices/Blend:


=========================== === ============= === =========== === =============

        COMPONENT                  $/MMBTU            MIN %           MAX %
--------------------------- --- ------------- --- ----------- --- -------------

Mina Norte                   A    $X.XXX             XX              XX

                             B    $X.XXX             XX              XX

Norte de Santander           A    $X.XXX             XX              XX

                             B    $X.XXX             XX              XX

Tachira                      A    $X.XXX             XX              XX

                             B    $X.XXX             XX              XX
=========================== === ============= === =========== === =============


Weighted Prices per short ton determined using the above $/MMBtu and the guaranteed contract Btu/Lb .


      A = Price for initial XX Cargoes ($ XX.XX)

      B = Price for additional XX Cargoes ($ XX.XX)